Exhibit 99.1

FirstEnergy Corp.	For Release: July 31, 2018
76 South Main Street
Akron, Ohio 44308
www.firstenergy.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Announces Second Quarter 2018 Financial Results
Company Reaches Definitive Step in FES Bankruptcy Process

Akron, Ohio - FirstEnergy Corp. (NYSE: FE) today reported second quarter 2018 GAAP earnings of $134 million, or $0.28 per basic and diluted share, on revenue of $2.7 billion. GAAP earnings during the second quarter of 2017 were $174 million, or $0.39 per basic and diluted share, on revenue of $2.6 billion. GAAP earnings for both periods include the impact of special items listed below.

Operating (non-GAAP) earnings* were $0.62 per share for the second quarter of 2018, compared with $0.44 per share in the second quarter of 2017.

“Our strong second quarter results exceed the top end of our guidance range,” said Charles E. Jones, FirstEnergy president and chief executive officer. “This strong performance reflects benefits from weather, as well as the success of our customer-focused regulated growth initiatives.”

FirstEnergy also announced that it has reached an amended settlement agreement in principle in the FirstEnergy Solutions’ (FES) bankruptcy case to include both FES and the unsecured creditors’ committee.

“This definitive, comprehensive settlement defines and quantifies all of FirstEnergy’s obligations with respect to FES and FENOC, and is a very positive development as we move forward as a fully regulated company,” Jones said.

Details of the settlement will be posted to the company’s Investor Information website, www.firstenergycorp.com/ir, tomorrow morning, and discussed during the webcast with financial analysts.

FirstEnergy is updating its full-year 2018 GAAP earnings forecast range to $3.74 to $4.04 per share, and affirming its full-year operating (non-GAAP) earnings guidance range of $2.25 to $2.55 per share, as well as its three-year operating (non-GAAP) earnings growth rate projections.** In addition, the company is providing a forecast for third quarter GAAP earnings of $0.57 to $0.67 per share, and operating (non-GAAP) earnings guidance of $0.65 to $0.75 per share.

Second quarter 2018 earnings increased in the company’s Regulated Distribution business as a result of higher weather-related usage and industrial deliveries, the impact of rate orders implemented during the quarter, lower expenses, and higher regulated commodity margin compared to the same period in 2017. These factors were slightly offset by higher depreciation and general taxes.

Cooling degree days in FirstEnergy’s utility service area were 22 percent higher than in the same period of 2017, and 30 percent above normal. Heating degree days were 33 percent above the second quarter of 2017 and 5 percent above normal. The impact of weather resulted in a 4 percent increase in total distribution deliveries compared to the second quarter of 2017. This includes an 8.6 percent increase in residential sales and 1.6 percent increase in deliveries to commercial customers. Among industrial customers, usage increased for the eighth consecutive quarter, with a 2 percent increase primarily from the shale gas and steel sectors.

In the Regulated Transmission business, second quarter earnings benefited from the implementation of approved settlement rates at Jersey Central Power & Light and a higher rate base at the company’s Mid-Atlantic Interstate Transmission (MAIT) and American Transmission Systems, Inc., (ATSI) subsidiaries.

In Corporate/Other, results for the second quarter of 2018 reflect the impact of slightly higher net financing costs and operating expenses. This was offset by higher commodity margin at the Pleasants Power Station, primarily resulting from higher market wholesale prices.

For the first six months of 2018, FirstEnergy’s GAAP earnings were $1.4 billion, or $2.86 per basic share ($2.85 diluted) on revenue of $5.7 billion. This compares to GAAP earnings of $379 million or $0.86 per basic share ($0.85 diluted) in the first half of 2017, on revenue of $5.5 billion. Operating (non-GAAP) earnings for the first half of 2018 were $1.29 per share, compared to $0.96 per share in the first half of 2017.

	Consolidated GAAP Earnings Per Share (EPS) to Operating (Non-GAAP) EPS* Reconciliation
	Second Quarter		Year-To-Date		2018 Estimates
	2018	2017	2018	2017	Third Quarter	Full Year
Basic EPS (GAAP)	$ 0.28	$ 0.39	$ 2.86	$ 0.86	$ 0.57 - $ 0.67	$ 3.74 - $4.04
Excluding Special Items*:
Regulatory charges	(0.17)	0.01	(0.16)	0.03	0.01	(0.14)
Mark-to-market adjustments	0	0	(0.01)	0	0	(0.01)
Exit of competitive generation	0.01	0.11	(1.88)	0.22	0	(1.87)
Debt redemption costs	0.21	0	0.21	0	0	0.21
Tax reform	0.02	0	0.02	0	0	0.02
Impact of full dilution to 538M shares	0.27	(0.07)	0.25	(0.15)	0.07	0.30
Total Special Items*	0.34	0.05	(1.57)	0.10	0.08	(1.49)
Operating (non-GAAP) EPS	$ 0.62	$ 0.44	$ 1.29	$ 0.96	$0.65 - $0.75	$2.25 - $2.55

Per share amounts for the special items and earnings drivers above are based on the after-tax effect of each item divided by number of shares outstanding assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pretax amount if deductible/taxable. The income tax rates range from 21% to 29%, and 35% to 38% in the second quarter and first half of 2018 and 2017, respectively.

Non-GAAP financial measures
*Operating earnings (loss) excludes “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items also reflect the adjustment to include the full impact of share dilution from the $2.5 billion equity issuance in January 2018. Special items are not necessarily non-recurring. Management uses Operating earnings (loss) and Operating earnings (loss) per share to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Operating earnings (loss) per share, a non-GAAP financial measure, is calculated by dividing Operating earnings (loss), which excludes specials items as discussed herein, for the periods presented by 538 million shares, which reflects the full impact of share dilution from the equity issuance in January 2018. As of the first quarter 2018, Regulated operating (non-GAAP) earnings (loss), Regulated operating earnings (loss) per share, and Regulated operating earnings (loss) per share by segment, which were non-GAAP financial measures used in the guidance provided in February 2018, are now referred to as Operating earnings (loss), Operating earnings (loss) per share, and Operating earnings (loss) per share by segment, respectively. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating earnings (loss) per share provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

** The Company’s management team cannot estimate on a forward-looking basis the impact of special items in the context of Operating earnings (loss) per share growth projections because special items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile Operating earnings (loss) per share growth projections to a GAAP measure without unreasonable effort.

Deconsolidation
As a result of the bankruptcy filings, FirstEnergy Solutions (FES), its subsidiaries and FirstEnergy Nuclear Operating Company (FENOC) were deconsolidated from FirstEnergy’s consolidated financial statements as of March 31, 2018. Additionally, the operating results of FES and FENOC, as well as Bay Shore Power Company and a portion of AE Supply, LLC that are subject to completed asset sales, collectively representing substantially all of FirstEnergy’s operations that comprised the Competitive Energy Services (CES) reportable operating segment, will be presented as discontinued operations in Corporate/Other. The remaining business activities that previously comprised the CES reportable operating segment were not material, and as such, have been combined into Corporate/Other for reporting purposes. The external segment reporting is consistent with the internal financial reports used by FirstEnergy's Chief Executive Officer (its chief operating decision maker) to regularly assess performance of the business and allocate resources. Disclosures for FirstEnergy's reportable operating segments for 2017, including the presentation of non-GAAP financial measures, have been revised to conform to the current presentation.

Consolidated Report and Teleconference

FirstEnergy’s Consolidated Report to the Financial Community, which provides highlights on company developments and financial results for the second quarter and first half of the year, is posted on the company’s Investor Information website - www.firstenergycorp.com/ir. To access the report, click on Second Quarter 2018 Consolidated Report to the Financial Community.

The company invites investors, customers and other interested parties to listen to a live Internet webcast of its teleconference for financial analysts and view slides associated with the presentation at 9:00 a.m. EDT tomorrow. FirstEnergy management will present an overview of the company’s financial results, followed by a question-and-answer session. The teleconference and presentation can be accessed on the website by selecting the Second Quarter 2018 Earnings Conference Call link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to successfully execute an exit of commodity-based generation that minimizes cash outflows and associated liabilities, including, without limitation, the losses, guarantees, claims and other obligations of FirstEnergy Corp., together with its consolidated subsidiaries (FirstEnergy) as such relate to the entities previously consolidated into FirstEnergy, including FirstEnergy Solutions Corp.(FES), its subsidiaries and FirstEnergy Nuclear Operating Company (FENOC), which have filed for bankruptcy protection; the potential for litigation and payment demands against FirstEnergy by FES, FENOC or their creditors, and the ability to successfully execute a definitive settlement agreement and obtain approvals from the Bankruptcy Court and others necessary for the comprehensive settlement as agreed to in principle; the risks associated with the bankruptcy cases of FES, its subsidiaries and FENOC, including, but not limited to, third-party motions in the cases that could adversely affect FirstEnergy, its liquidity or results of operations; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to operate as a fully regulated business; the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to grow earnings in our regulated businesses, continue to reduce costs through FE Tomorrow, FirstEnergy’s initiative launched in late 2016 to identify its optimal organization structure and properly align corporate costs and systems to efficiently support a fully regulated company going forward, and other initiatives, and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; the uncertainties associated with the deactivation of our remaining commodity-based generating units, including the impact on vendor commitments, and as it relates to the reliability of the transmission grid, the timing thereof; costs being higher than anticipated and the success of our policies to control costs; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic and weather conditions affecting future sales, margins and operations, such as significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting FirstEnergy and/or our major industrial and commercial customers, and other counterparties with which we do business; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business, including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC) regulated entities and transactions, in particular FERC regulation of PJM Interconnection, L.L.C. (PJM) wholesale energy and capacity markets and cost-of-service rates, as well as FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the federal administration's required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency's Clean Power Plan, Coal Combustion Residuals and Cross-State Air Pollution Rule programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger, than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations, including the Tax Cuts and Jobs Act, adopted December 22, 2017, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock, and thereby on FirstEnergy Corp.'s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in our filings with the SEC, including but not limited to the most recent Quarterly Report on Form 10-Q, which risk factors supersede and replace the risk factors contained in the Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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